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                                                                     EXHIBIT 4.2

                          REGISTRATION RIGHTS AGREEMENT

     REGISTRATION RIGHTS AGREEMENT dated as of October 15, 1999 (this "Agreement") by and between Boston Private Financial Holdings, Inc., a Massachusetts corporation ("BPFH") and the several persons signatory hereto (each a "Stockholder" and collectively the "Stockholders").

     BPFH, Boston Private Financial Planning, Inc., a Massachusetts corporation and wholly-owned subsidiary of BPFH, RINET Company, Inc., a Massachusetts corporation, and the Stockholders are parties to an Agreement and Plan of Merger dated as of July 22, 1999 (the "Plan of Merger"), pursuant to which, among other things, the Stockholders will have the right to receive shares (the "Shares") of common stock, $1.00 par value per share ("Common Stock"), of BPFH, in exchange for all the shares of Class A Common Stock (as defined in the Plan of Merger) and Class B Common Stock (as defined in the Plan of Merger) of RINET Company, Inc., a Massachusetts corporation, all as more fully set forth in the Plan of Merger.

     This Agreement is being entered into to set forth certain rights and obligations of BPFH and the Stockholders with respect to the registration under the Securities Act of 1933, as amended, or any successor federal statute and the rules and regulations of the Securities and Exchange Commission (the "SEC") thereunder, and in the case of any reference to any such statute, rule or regulation, any successor section (the "Securities Act"), of the offer and sale of the Shares by the Stockholders, all as more fully set forth in this Agreement.

     In consideration of the foregoing and the respective covenants and agreements set forth herein, and for other good and valuable consideration, the parties hereto agree as follows:

     Section 1. EFFECTIVENESS OF REGISTRATION RIGHTS. The registration rights granted pursuant to Sections 2 and 3 hereof shall be effective as of the closing of the transactions contemplated by the Plan of Merger.

     Section 2.     DEMAND REGISTRATION.

          2.1 NOTICE AND REGISTRATION. At any time after January 1, 2000 and from time to time thereafter, subject to the terms and conditions set forth herein, upon written notice by two or more Stockholders (as to any such notice and the related registration of Covered Shares, "Requesting Stockholders") requesting that BPFH effect the registration under the Securities Act of not less than 100,000 Covered Shares in the aggregate held by them, which notice shall specify the intended method or methods of disposition of such Covered Shares, BPFH will promptly give written notice (the "BPFH Notice") of such requested registration to all other Stockholders then holding Covered Shares. Any such Stockholder who wishes to have Covered Shares included in such registration shall give written notice delivered to BPFH within 20 days after the date of the BPFH Notice indicating such intent, upon which such Stockholder will become a Requesting Stockholder with respect to the related notice and registration. BPFH will use its reasonable best efforts to promptly effect the registration under the Securities Act of the Covered Shares requested to be registered by the Requesting Stockholders on Form


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S-3 (or any successor form substantially equivalent thereto) or, if such forms are not then available to BPFH, such other appropriate form as BPFH may elect, for disposition in accordance with the intended method or methods of disposition stated in such request, PROVIDED that:

                    (a) BPFH shall not be required to effect more than one (1) registration of Covered Shares pursuant to this Section 2 during any consecutive twelve month period. No registration of Covered Shares under Section 2 which shall not become effective shall be deemed to be a registration for the purposes of this sentence;

                    (b) in the event that as to any request for registration pursuant to this Section 2, Requesting Stockholders request the registration of more than an amount of Covered Shares equal to twenty percent (20%) of the total aggregate number of shares of BPFH Common Stock received by the Stockholders pursuant to the Plan of Merger (the "Initial Shares"), BPFH may in its sole discretion by written notice to each Requesting Stockholder reduce the number of Covered Shares of each Requesting Stockholder to be registered in response to such request, pro rata based on the number of Covered Shares requested to be registered, to the extent necessary to reduce the aggregate number of Covered Shares to be registered in response to such request to not less than an amount of Covered Shares equal to twenty percent (20%) of the Initial Shares;

                    (c) if BPFH shall have previously effected a registration, other than registrations incidental to any securities issued in connection with mergers, acquisitions, exchange offers, dividend reinvestment plans or stock option or other benefit plans, under the Securities Act with respect to Common Stock (including without limitation, any registration of Common Stock pursuant to the Westfield Merger Agreement (as defined in Section 7.3 hereof)), BPFH shall not be required to effect a registration pursuant to this Section 2 until a period of 120 days shall have elapsed from the effective date of the most recent such previous registration;

                    (d) if upon receipt of a registration request pursuant to this Section 2 BPFH is engaged or has firm plans to engage within 90 days of the time of the request in a registered public offering of securities (a "BPFH Offering"), then BPFH may at its option direct that such request be delayed for a period not in excess of 90 days from the commencement of such public offering, PROVIDED, however, that in any twelve month period BPFH may only one time in the aggregate exercise its right to either so delay a request or impose a Transaction Blackout;

                    (e) if, at the time of any request to register Covered Shares pursuant to this Section 2 or after such request but prior to the filing of the related registration statement, BPFH's Chief Executive Officer determines in good faith that the filing of a registration statement would require the disclosure of material information which BPFH has a bona fide business purpose for preserving as confidential, BPFH may at its option direct that such request be delayed until the earlier of (A) the date upon which such material information is disclosed to the public or ceases to be material or (B) 90 days after the date of the decision to so delay; PROVIDED, however, that BPFH may not so delay a registration pursuant to this Section 2.1(e) or suspend sales pursuant to a Transaction Blackout for more than 90 days in the aggregate during any twelve consecutive month period without the approval of the Board of Directors of BPFH; and


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                    (f)  the Stockholders' right to request registration
pursuant to this Section 2 shall terminate in the event that at anytime after the seventh anniversary hereof BPFH offers to register all Covered Shares held by Stockholders for sale in an underwritten public offering and either (i) no Stockholder requests to have Covered Shares included in such offering or (ii) such underwritten public offering is consummated and results in the opportunity to sell all Covered Shares requested by Stockholders to be included in such offering.

          2.2 REGISTRATION EXPENSES. BPFH (as between BPFH and the Requesting Stockholders) shall bear all Registration Expenses in connection with any registration pursuant to this Section 2, other than underwriting discounts and commissions, stock transfer taxes or fees and expenses of legal, tax and other counsel or advisors to the Requesting Stockholders, except that the expenses of one counsel for the Requesting Stockholders are included in the definition of Registration Expenses unless such registration is effected in connection with registration of shares issued in the Westfield Merger, in which case the Requesting Stockholders shall be represented jointly by a single counsel representing the holders of shares issued in connection with the Westfield Merger.

          2.3 THIRD PERSON AND COMPANY SHARES. BPFH shall have the right to cause the registration of securities for sale for the account of any person in any registration of Covered Shares requested pursuant to this Section 2; PROVIDED, however, that in no event shall such inclusion result in the number of Covered Shares to be included in such registration being reduced below an amount of Covered Shares equal to twenty percent (20%) of the Initial Shares or such lesser number of Covered Shares sought to be included therein by Requesting Stockholders.

          2.4 FINANCIAL INFORMATION. Notwithstanding anything to the contrary herein, in connection with any registration provided for in this
Section 2, BPFH will not be obligated to furnish any financial statements other than the audited financial statements customarily prepared at the end of its fiscal year and unaudited financial information customarily required by the SEC under the Securities Act and the Securities Exchange Act of 1934, as amended or that may be required by any successor federal statutes. In the event that additional financial statements or other financial information or schedules is so required and is not readily available to BPFH, then BPFH shall be entitled to defer the performance of its obligations under this Section 2 until such time as such additional financial statements will not be so required or will be readily available, or, at its option, BPFH shall at the request of Requesting Stockholders prepare such additional financial statements or other information, and the costs and expenses of BPFH in connection therewith, including salary and related overhead expenses of employees of BPFH and any subsidiary or affiliate of BPFH for time expended by such employees in the preparation of such financial or other information, will be reimbursed to BPFH by the Requesting Stockholders so requesting such preparation.

          2.5 ADDITIONAL DEMAND RIGHT. In the event that in any two consecutive twelve month periods BPFH delays a registration pursuant to Section 2.1(e) or suspends sales pursuant to Transaction Blackouts for 90 or more days in the aggregate during each of such consecutive twelve month periods, upon a written request by Requesting Stockholders pursuant to Section 2.1 hereof BPFH will use its reasonable best efforts to effect within six months of such request a registration for an underwritten public offering pursuant and subject to the terms and conditions of Section 2 and this Agreement, provided that as applied to any registration pursuant to this Section 2.5 (i) the references to "an amount


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of Covered Shares equal to twenty percent (20%) of the Initial Shares" contained in Section 2.1(b) and in Section 2.3 shall be deemed to be references to "an amount of Covered Shares equal to forty percent (40%) of the Initial Shares,"
(ii) no registration pursuant to this Section 2.5 shall be counted toward the limitation on registrations provided in Section 2.1(a) and (iii) Section 2.1(d) and Section 4.3(a) as it applies to Transaction Blackouts shall be inapplicable.

     Section 3.     PIGGYBACK REGISTRATION.

          3.1 NOTICE AND REGISTRATION. If at any time or from time to time after the effectiveness of this Agreement BPFH proposes to register any Common Stock ("Other Securities") for public sale under the Securities Act (whether proposed to be offered for sale by BPFH or any other person) in an underwritten public offering and on a form and in a manner which would permit registration of Covered Shares for sale to the public under the Securities Act, it will give written notice to the each Stockholder of its intention to do so, and upon the written request of Stockholders (as to any such notice and the related registration of Covered Shares, "Requesting Stockholders") delivered to BPFH within 10 business days after the giving of any such notice (which request shall specify the Covered Shares intended to be disposed of by the Requesting Stockholder) requesting that BPFH include in such registered underwritten public offering any number of Covered Shares owned by such Requesting Stockholders, BPFH will use its reasonable best efforts to effect, in connection with the registration of the Other Securities, the registration under the Securities Act of all Covered Shares which BPFH has been so requested to register by such Requesting Stockholders, to the extent required to permit the disposition of Covered Shares so to be registered; PROVIDED that:

                    (a) if, at any time after giving such written notice of its intention to register any Other Securities and prior to the effective date of the registration statement filed in connection with such registration, BPFH shall determine for any reason not to register the Other Securities, BPFH shall give written notice of such determination to the Requesting Stockholders and BPFH may, at its election, be relieved of its obligation to register such Covered Shares in connection with the registration of such Other Securities (but not from its obligation to pay Registration Expenses to the extent incurred in connection therewith as provided in Section 3.2), without prejudice, however, to the rights (if any) of the Requesting Stockholders immediately to request that such registration be effected as a registration under Section 2 to the extent that such request would comply with all of the terms and conditions of Section 2;

                    (b) if BPFH shall have been advised in writing (with a copy to each Requesting Stockholder) by a nationally recognized independent investment banking firm selected by BPFH (who is then acting as the managing underwriter for any such offering) that, in such firm's opinion, the inclusion of all or any portion of the Covered Shares then intended to be disposed of by Requesting Stockholders in the proposed registration at that time would adversely affect in a significant manner the registration and offering of the Other Securities, the number of Covered Shares requested to be included in the proposed registration shall be reduced on a pro rata basis among all Requesting Stockholders based on the number of such Covered Shares requested to be included by each such Requesting Stockholder or, as the case may be, shall all be excluded from such registration in their entirety, to the extent necessary as determined by such investment banking firm to prevent the proposed registration of Other Securities from being so effected; PROVIDED, however, that if as a result of the provisions of this Section 3.1(b), BPFH is unable to include in such registration all of the Covered Shares requested by the Requesting


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Stockholders for inclusion in such registration, BPFH shall so notify each
Requesting Stockholder and give each Requesting Stockholder the right to withdraw all Covered Shares requested by the Requesting Stockholder for inclusion in such registration from such registration by notice to BPFH within 5 days after receipt of BPFH's notice;

                    (c) BPFH shall not be required to effect any registration of Covered Shares under this Section 3 incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, subscription offers, dividend reinvestment plans or stock option or other employee benefit or similar plans; and

                    (d) the Stockholders have requested that at least 100,000 Covered Shares, in the aggregate, be included in such registration of Other Securities; provided, however, that Requesting Shareholders may request registration of less than 100,000 Covered Shares in connection with registration rights granted pursuant to the Westfield Merger Agreement provided that the number of shares of BPFH Common Stock to be so requested total 100,000 or more.

          3.2 REGISTRATION EXPENSES. BPFH (as between BPFH and the Requesting Stockholders) shall bear all Registration Expenses in connection with any registration pursuant to this Section 3, other than underwriting discounts and commissions, stock transfer taxes or fees and expenses of legal, tax and other counsel or advisors to the Requesting Stockholders, except that the expenses of one counsel for the Requesting Stockholders are included in the definition of Registration Expenses. In no event, however, shall the Company be required to pay for the expenses of more than one counsel in connection with any registration pursuant to this Section 3.

     Section 4.     REGISTRATION PROCEDURES.

          4.1 REGISTRATION AND QUALIFICATION. If and whenever BPFH is required to use its reasonable best efforts to effect the registration of any Covered Shares under the Securities Act as provided in Section 2 or Section 3, BPFH will as promptly as is practicable:

                    (a) in the case of a request pursuant to Section 2, prepare, file and use its reasonable best efforts to cause to become effective a registration statement under the Securities Act regarding the Covered Shares to be offered on such appropriate registration form of the SEC as shall be selected by BPFH;

                    (b) in the case of a request pursuant to Section 2, prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Covered Shares until the later of (i) such time as all of such Covered Shares have been disposed of in accordance with the intended methods of disposition by the Requesting Stockholders set forth in such registration statement (but in no event beyond the date that a subsequent registration statement filed pursuant to a request under Section 2 becomes effective) or (ii) the expiration of the time when a prospectus relating to any sale made within the period contemplated by phrase
(i) of this paragraph is required to be delivered under the Securities Act;


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                    (c)  furnish to each Requesting Stockholder and to any
underwriter of such Covered Shares such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus or prospectus supplement included in such registration statement (including each preliminary prospectus and any summary prospectus) and, in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus as the Requesting Stockholder or such underwriter may reasonably request in order to facilitate the public sale or other disposition of the Covered Shares;

                    (d) use its reasonable best efforts to register or qualify all Covered Shares covered by such registration statement under such other securities or blue sky laws of such United States jurisdictions as the Requesting Stockholders or any underwriter of such Covered Shares shall reasonably request, except that BPFH shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where it is not so qualified, or to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

                    (e) immediately notify each Requesting Stockholder (i) of the time any registration statement filed hereunder becomes effective or when any amendment or supplement or prospectus forming a part of such registration statement has been filed, (ii) of any request by the SEC for an amendment or supplement to such registration statement or prospectus or for additional information, (iii) after BPFH shall have received notice or otherwise obtained knowledge thereof, of the issuance of any order by the SEC suspending the effectiveness of such registration statement or any amendment thereto or of the initiation or threatening of any proceeding for that purpose (and BPFH will use its reasonable best efforts to prevent the issuance of any such stop order or to obtain its withdrawal promptly if such stop order should be issued) and (iv) at any time when a prospectus relating to a registration pursuant to Section 2 or
Section 3 is required to be delivered under the Securities Act, of the happening of an event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, subject to Section 4.3, at the request of any Requesting Stockholder prepare and furnish to such Requesting Stockholder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Covered Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; PROVIDED that the time period set forth in Section 4.1(b)(ii) hereof shall be extended for a number of days equal to the number of days in the period from and including the date BPFH gave the notice required by this Section 4.1(e) through the date when BPFH delivers such supplement or amendment.

BPFH may require each Requesting Stockholder to furnish BPFH with such information regarding such Requesting Stockholder and the distribution of such securities as BPFH may from time to time reasonably request in writing or as shall be required by law or by the SEC or the National Association of Securities Dealers, Inc. ("NASD") or any underwriter in connection with any registration.


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Each Stockholder hereby agrees to promptly notify BPFH of any changes in the information provided to BPFH; and

                    (f) BPFH agrees in the case of an underwritten offering under Section 2 or Section 3 hereof to refrain, without the consent of the managing underwriter, for a period from 15 days before the effective date of the registration statement until 90 days after such effective date, from publicly selling, offering to sell, publicly selling any option for the sale of any common equity or securities convertible into common equity other than pursuant to BPFH employee equity plans.

          4.2       UNDERWRITING.

                    (a) If a registration pursuant to Section 3 involves an underwritten offering, BPFH shall have the right to select the managing underwriter. If a registration pursuant to Section 2 involves an underwritten offering, BPFH shall consult with the Requesting Stockholders as to the selection of the managing underwriter(s) for such underwritten offering. BPFH shall have the right after such consultation to select the managing underwriter(s) for any such underwritten public offering subject to the approval of Requesting Stockholders holding a majority of the Covered Shares requested to be registered in such underwritten offering, which approval may not be unreasonably withheld. Stockholders agree not to discuss the possible engagement of any managing underwriter with such underwriter without the prior written consent of BPFH.

                    (b) If requested by the underwriters for any underwritten offering of Covered Shares pursuant to a registration requested hereunder, BPFH will enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by BPFH and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution to the effect and to the extent provided in Section 6 and the provision to such underwriters and the Requesting Stockholders of opinions of counsel and accountants' letters to the effect and to the extent provided in Section 4.2(c). The representations and warranties by, and the other agreements on the part of, BPFH to and for the benefit of such underwriters shall also be made to and for the benefit of Requesting Stockholders. As a condition to each Requesting Stockholder's rights under
Section 2 and Section 3, such Requesting Stockholder shall become a party to any such underwriting agreement, such agreement to contain such representations and warranties by such Requesting Stockholders and such other terms and provisions as the underwriters may reasonably request, including without limitation, indemnities and contributions to the effect and to the extent provided in
Section 6.

                    (c) In the case of an underwritten offering of Covered Shares, BPFH shall use its reasonable best efforts to obtain and furnish copies to each Requesting Stockholder of (i) an opinion of counsel for BPFH which is also addressed or confirmed to the Requesting Stockholders, dated the date of the closing under the underwriting agreement, and (ii) a "cold comfort" letter signed by the independent public accountants who have certified BPFH's financial statements included in such registration statement, each covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters in underwritten public offerings of securities.


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                    (d)  In the event of any registration pursuant to Section 3 hereof, BPFH may require Requesting Stockholders requesting that Covered Shares be registered pursuant to Section 3 to participate in such underwriting on the same terms and conditions, and pursuant to the same Underwriting Agreement as shall be applicable to persons seeking the Other Securities to be sold through underwriters under such registration.

          4.3       BLACKOUT PERIODS.

                    (a) At any time when a registration statement effected pursuant to Section 2 or 3 hereunder relating to Covered Shares is effective, upon written notice from BPFH to the Requesting Stockholders that either:

                         (i) BPFH has firm plans to engage within 90 days in a BPFH Offering and has been advised in writing (with a copy to the Requesting Stockholders) by a nationally recognized independent investment banking firm selected by BPFH that, in such firm's opinion, the Requesting Stockholders' sale of Covered Shares pursuant to the registration statement would adversely affect in a significant manner such immediately planned BPFH Offering (a "Transaction Blackout"); or

                         (ii) BPFH determines, based on the good faith advice of outside corporate counsel to BPFH, that the Requesting Stockholders' sale of Covered Shares pursuant to the registration statement would require disclosure of material information which, in the good faith judgment of the Chief Executive Officer of BPFH, BPFH has a bona fide business purpose for preserving as confidential (an "Information Blackout"), the Requesting Stockholders shall suspend sales of Covered Shares pursuant to such registration statement until the earlier of:

          (X) (i) in the case of a Transaction Blackout, the earliest of (A) 90 days after the effectiveness of the registration statement relating to such BPFH Offering, (B) the termination of any "blackout" period required by the underwriters to be applicable to BPFH or the Stockholders, if any, in connection with such BPFH Offering or (C) promptly after abandonment of such BPFH Offering, or (ii) in the case of an Information Blackout, the earlier of (A) the date upon which such material information is disclosed to the public or ceases to be material or (B) 90 days after the date of suspension of sales; or

          (Y) such time as BPFH notifies the Requesting Stockholders that sales pursuant to such registration statement may be resumed (the number of days from such suspension of sales of the Requesting Stockholders until the day when such sales may be resumed hereunder is hereinafter called a "Sales Blackout Period");

PROVIDED that BPFH may not impose a Transaction Blackout during any underwritten public offering.

                    (b) If there is a Transaction Blackout or an Information Blackout, the time period set forth in Section 4.1(b)(ii) shall be extended for a number of days equal to the number of days in the Sales Blackout Period.


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          4.4       LISTING. In connection with the registration of any offering of Covered Shares pursuant to this Agreement, BPFH agrees to use its reasonable best efforts, at BPFH's expense, to effect the listing of such shares on any securities exchange on which any shares of the Common Stock are then listed.

     Section 5. PREPARATION; REASONABLE INVESTIGATION. In connection with the preparation and filing of each registration statement registering Covered Shares under the Securities Act, BPFH will give each Requesting Stockholder and the underwriters, if any, and their respective counsel and accountants, such reasonable and customary access to its books and records and such opportunities to discuss the business of BPFH with its officers and other appropriate personnel and the independent public accountants who have certified its financial statements as shall be reasonably necessary to conduct a reasonable investigation within the meaning of the Securities Act.

     Section 6.     INDEMNIFICATION AND CONTRIBUTION.

                    (a) In the event of any registration of any Covered Shares hereunder, BPFH will enter into customary indemnification arrangements to indemnify and hold harmless the Requesting Stockholders, each person who participates as an underwriter in the offering or sale of such securities, each officer and director of each underwriter, and each person, if any, who controls any such underwriter within the meaning of the Securities Act against any losses, claims, damages, liabilities or expenses to which such person may be subject under the Securities Act or otherwise insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus included therein, any amendment or supplement thereto or any document incorporated by reference therein or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and BPFH will reimburse each such person for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage or liability (or action or proceeding in respect thereof); PROVIDED that BPFH shall not be liable in any such case to the extent that any such loss, claim, damage or liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus or final prospectus, amendment or supplement (A) in reliance upon and in conformity with written information furnished to BPFH by any Requesting Stockholder or such underwriter specifically for use in the preparation thereof or (B) and corrected in any prospectus or amendment or supplement thereto that was delivered to the Requesting Stockholder or underwriter prior to the sale or sales of Covered Shares in question. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Requesting Stockholders or any such person and shall survive the transfer of such securities by the Requesting Stockholder. BPFH also shall agree to provide for contribution as shall reasonably be requested by the Requesting Stockholders or any underwriters in circumstances where such indemnity is held unenforceable.

                    (b) Each Requesting Stockholder, by virtue of exercising its registration rights hereunder, agrees and undertakes to enter into customary indemnification arrangements to indemnify and


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hold harmless (in the same manner and to the same extent as set forth in Section
6(a)) BPFH, each director of BPFH, each officer of BPFH who shall sign such registration statement, each person who participates as an underwriter or a selling stockholder in the offering or sale of such securities, each officer and director of each underwriter and selling stockholder, and each person, if any, who controls BPFH or any such underwriter or selling stockholder within the meaning of the Securities Act, with respect to any statement in or omission from such registration statement, any preliminary prospectus or final prospectus included therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished by the Requesting Stockholder to BPFH specifically for inclusion in such registration statement or prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of BPFH or any such director, officer or controlling person and shall survive the transfer of the registered securities by the Requesting Stockholder. Each Requesting Stockholder also shall agree to provide for contribution as shall reasonably be requested by BPFH or any underwriters or selling stockholder in circumstances where such indemnity is held unenforceable.

                    (c) Indemnification and contribution similar to that specified in the preceding subdivisions of this Section 6 (with appropriate modifications) shall be given by BPFH and each Requesting Stockholder with respect to any required registration or other qualification of such Covered Shares under any federal or state law or regulation of governmental authority other than the Securities Act.

     Section 7.     BENEFITS AND TERMINATION OF REGISTRATION RIGHTS.

          7.1 EXERCISE. Registration rights granted hereunder may only be exercised by the Stockholders or their permitted assigns.

          7.2 TERMINATION. The registration rights of any Stockholder hereunder shall cease to apply to Covered Shares held by such Stockholder when
(a) a registration statement with respect to the sale of such Covered Shares shall have become effective under the Securities Act and such shares shall have been disposed of in accordance with such registration statement or (b) all such Covered Shares are eligible to be sold pursuant to Rule 144 under the Securities Act (or any successor provision) during any two (2) successive three (3) month periods.

          7.3 OTHER AGREEMENTS. BPFH is party to that certain Agreement and Plan of Merger dated August 13, 1997 by and among BPFH, Boston Private Investment Management, Inc., Westfield Capital Management Company, Inc. ("Westfield"), and certain stockholders of Westfield named therein (the "Westfield Merger Agreement"), that certain Stock Purchase Agreement, dated December 2, 1996, by and between BPFH and the investors named therein and that certain Asset Purchase Agreement, dated as of June 16, 1995, by and among BPFH, Boston Private Bank & Trust Company, Cunningham, Henderson and Papin Incorporated and the stockholders of Cunningham, Henderson and Papin Incorporated, each of which agreements provide certain registration rights with respect to shares of Common Stock held by certain parties thereto (the "Other Registration Rights"). The rights of the Stockholders hereunder and the obligations of BPFH hereunder are expressly subject to and, to the extent inconsistent therewith, limited by such Other Registration Rights.


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


     Section 8. CERTAIN DEFINITIONS.

          8.1 REGISTRATION EXPENSES. As used in this Agreement, the term "Registration Expenses" means all expenses incident to BPFH's performance of or compliance with the registration requirements set forth in this Agreement, including, without limitation, the following: (i) the fees, disbursements and expenses of BPFH's counsel and accountants in connection with the registration of Covered Shares to be disposed of under the Securities Act; (ii) all expenses in connection with the preparation, printing and filing of the registration statement, any preliminary prospectus or final prospectus, any other offering document and amendments and supplements thereto and the mailing and delivering of copies thereof to the underwriters and dealers; (iii) the cost of printing and producing any agreements among underwriters, underwriting agreements, and blue sky or legal investment memoranda, any selling agreements and any amendments thereto or other documents in connection with the offering, sale or delivery of Covered Shares to be disposed of; (iv) all expenses in connection with the qualification of Covered Shares to be disposed of for offering and sale under state securities laws, including the fees and disbursements of counsel for the underwriters in connection with such qualification and in connection with any blue sky and legal investment surveys; (v) the filing fees incident to securing any required review by the NASD of the terms of the sale of Covered Shares to be disposed of; (vi) the costs of preparing stock certificates; (vii) the costs and charges of BPFH's transfer agent and registrar; and (viii) the reasonable fees and disbursements of one counsel for the Requesting Stockholders.

          8.2 COVERED SHARES. "Covered Shares" means the Shares and any stock dividends or distributions made on the Shares from BPFH (including, without limitation, as a result of a stock split) or any securities which become convertible into or exchanged for BPFH shares in the event there is a sale of all or substantially all of the assets of BPFH, or a merger or a reorganization of BPFH.

     Section 9. LEGEND. Each certificate representing the Covered Shares shall be stamped or otherwise imprinted with a legend substantially in the following form:

          "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be transferred or otherwise disposed of unless they have been registered under said Act or an exemption from registration is available."

The foregoing legend shall be removed at such time as the restrictions referred to therein cease to be applicable.

     Section 10. TERMINATION. This Agreement shall terminate on the earlier of the date that no Stockholder owns any Covered Shares or the date that all Covered Shares held by all Stockholders are freely saleable without restriction under the Securities Act.

     Section 11.    MISCELLANEOUS.

          11.1 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and (a) with respect to BPFH, its successors and assigns and (b) with respect to the Stockholders, its successors and permitted assigns. No Stockholder may assign any of its rights and obligations hereunder without the prior written consent of BPFH, PROVIDED that a


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


Stockholder may assign its rights and obligations hereunder to any trust, limited partnership or other estate planning vehicle the sole beneficiaries or equity holders of which shall be such Stockholder and/or one or more of a spouse, parent, sibling, child or grandchild of such Stockholder or any charitable trust or foundation or, without compensation, to any charitable trust or foundation.

          11.2 GOVERNING LAW; JURISDICTION. This Agreement shall be construed, performed and enforced in accordance with, and governed by, the laws of the Commonwealth of Massachusetts (without giving effect to the principles of conflicts of laws thereof).

          11.3 SEVERABILITY. In the event that any part of this Agreement is declared by any court or other judicial or administrative body to be null, void or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Agreement shall remain in full force and effect.

          11.4 NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be sent by hand delivery, receipt acknowledged, or by telegram, telex or facsimile transmission, to the respective parties at the following addresses:

     If to BPFH:

              Ten Post Office Square
              Boston, Massachusetts 02109

              Attention: Timothy L. Vaill
              Facsimile: (617) 912-4557

     with a copy to

              Goodwin, Procter & Hoar,  LLP
              Exchange Place
              52 State Street
              Boston, Massachusetts 02109

              Attention: Richard E. Floor, P.C. or William P. Mayer, Esq.
              Facsimile: (617) 523-1231

     If to the Stockholder, at the address of record reflected upon the books of BPFH,

     with a copy to

              Nutter, McClennan & Fish, LLP
              One International Place
              Boston, MA 02109

              Attention:  Michael Mooney, Esq. or Gene A. Blumenreich, Esq.
              Facsimile: (617) 973-9748

     Any party may change its address or facsimile number for receiving notice by written notice given to the other party. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given as of the earlier of (a) the date received or (b) the date receipt is acknowledged.

          11.5 RULE 144 INFORMATION. With a view to making available to the Stockholders the benefits of Rule 144 promulgated under the Securities Act ("Rule 144") and any other rule or regulation of the SEC that may at any time permit a Stockholder to sell Covered Shares to the public without registration, BPFH agrees to:

                    (a) use its reasonable best efforts to file with the SEC all reports and other documents required of BPFH to be filed pursuant to the Securities Act or the Securities Exchange Act of 1934; and

                    (b) furnish to any Stockholder forthwith upon request (1) a written statement by BPFH as to its compliance with the reporting requirements of paragraph (c)(1) Rule 144, (2) a copy of the most recent annual or quarterly report of BPFH and (3) at the Stockholder's expense, such other public, non-confidential information as may be reasonably requested in availing any Stockholder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

          11.6 CONFIDENTIALITY. Stockholder agrees to treat as confidential and not to disclose to any other person any information provided to Stockholder by BPFH pursuant to this Agreement that BPFH notifies Stockholder is confidential.

          11.7 AMENDMENTS; WAIVERS. This Agreement may be amended or modified, and any of the terms, covenants or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. Any waiver by any party of any condition, or of the breach of any provision, term or covenant contained in this Agreement, in any one or more instances, shall not be deemed to be nor construed as a furthering or continuing waiver of any such condition, or of the breach of any other provision, term or covenant of this Agreement.

          11.8 SECTION AND PARAGRAPH HEADINGS. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

          11.9 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                          BOSTON PRIVATE FINANCIAL
                                          HOLDINGS, INC.

                                          By: /s/ Timothy L. Vaill
                                              -------------------------------
                                              Name: Timothy L. Vaill
                                              Title: Chairman, President and CEO


STOCKHOLDERS:

By: /s/ Richard N. Thielen
    -----------------------------------
    Name: Richard N. Thielen

By: /s/ Patrick B. Maraghy
    -----------------------------------
    Name: Patrick B. Maraghy

By: /s/ Valerio Iannolfo
    -----------------------------------
    Name: Valerio Iannolfo

By: /s/ Mary Ann Rodrigue
    -----------------------------------
    Name: Mary Ann Rodrigue


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